EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration
Statements (Form S-8  Nos. 333-31297, 333-23095, 333-06081, 33-62453,
33-80594, 33-53432, 33- 45469, 33-41945, 33-25230, 33-19851 and 33-16625)
pertaining to the Komag, Incorporated Deferred Compensation Plan, the Komag, Incorporated Restated 1987 Stock Option Plan, the Komag Material Technology, Inc. 1995 Stock Option Plan, the Komag, Incorporated Employee Stock Purchase Plan, the Komag, Incorporated Restated 1987 Stock Option Plan, the Dastek International Stock Option Plan and the Dastek, Inc. 1992 Stock Option Plan and in the Registration Statement (Form S-3 No. 33-61161) of Komag, Incorporated and in the related Prospectus of our report dated January 19, 1998, with respect to the consolidated financial statements and schedule of Komag, Incorporated included in this Annual Report (Form 10-K) for the year ended December 28, 1997.


                                                       ERNST & YOUNG LLP

San Jose, California
March 24, 1998